UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016 (January 21, 2016)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2016, Inventergy Global, Inc. (“Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional accredited investors (the “Investors”). Pursuant to the Purchase Agreement, the Company sold to the Investors in a private placement 2,500 shares of Series C Convertible Preferred Stock (“Series C Preferred Stock”), each having a stated value of $1,000, for aggregate gross proceeds of $2.5 million. The Series C Preferred Stock is immediately convertible into 1,666,667 shares of the Company’s common stock, subject to certain beneficial ownership limitations, at an initial conversion price equal to $1.50 per share, subject to adjustment. After July 26, 2016, the conversion price will be equal to the lesser of (a) the conversion price then in effect or (b) 65% of the volume weighted average price of the Company’s common stock for ten consecutive days prior to the applicable conversion date. The Series C Preferred Stock contains provisions providing for an adjustment in the conversion price upon the occurrence of certain events, including stock splits, stock dividends, dilutive equity issuances and fundamental transactions. The Company may redeem some or all of the Series C Preferred Stock for cash as follows: (i) on or prior to March 26, 2016, in an amount equal to 126% of the aggregate stated value then outstanding, (ii) after March 26, 2016 and on or prior to July 26, 2016, in an amount equal to 144% of the aggregate stated value then outstanding and (iii) after July 26, 2016, in an amount equal to 150% of the aggregate stated value then outstanding.

Each Investor also received a common stock purchase warrant (the “Warrants”) to purchase up to a number of shares of common stock equal to 85% of such Investor’s subscription amount divided by $1.50. The Warrants are exercisable for a term of five years commencing six months after the closing of the transaction at a cash exercise price of $1.79 per share. In the event that the shares underlying the Warrants are not subject to a registration statement at the time of exercise, the Warrants may be exercised on a cashless basis after six months from the issuance date. The Warrants also contain provisions providing for an adjustment in the exercise price upon the occurrence of certain events, including stock splits, stock dividends, dilutive equity issuances (so long as the Series C Preferred Stock is outstanding) and fundamental transactions. Notwithstanding the forgoing, until the Company obtains Shareholder Approval (as defined below), the exercise price may not be reduced as a result of a dilutive equity issuance below $1.79 per share, subject to adjustment for stock splits, stock dividends and similar events (“Adjustment Floor”).

The Purchase Agreement requires the Company to hold a special meeting of stockholders to seek the approval of the holders of its common stock for the issuance of the number of shares of common stock issuable upon the conversion of the Series C Preferred Stock in excess of 19.99% of the outstanding Common Stock and the removal of the Adjustment Floor within 120 days of the execution of the Purchase Agreement (the “Shareholder Approval”).  Until the Company obtains the Shareholder Approval, the conversion of the Series C Preferred Stock is limited to 19.99% of the currently outstanding common stock. Additionally, until the Series C Preferred Stock is no longer outstanding, the Investors may participate in future offerings for up to 50% of the amount of such offerings.

The Purchase Agreement contains customary representations, warranties, and covenants, including covenants relating to public reporting, Shareholder Approval and the use of proceeds.  The closing of the transaction is anticipated to occur on or about January 26, 2016, subject to customary closing conditions, including verbal approval of the NASDAQ Capital Market to list the shares of common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants.

Chardan Capital Markets, LLC (the “Placement Agent”) is acting as the sole placement agent for the offering. The Placement Agent will receive a commission equal to 10% of the gross proceeds of the offering for an aggregate commission of $250,000. The Placement Agent will also be entitled to receive a cash fee from the exercise of the Warrants. The Company will pay for the Investors’ legal expenses in an amount up to $25,000.

The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The foregoing summaries of each of the Purchase Agreement and the Warrants are qualified in their entirety by reference to the full text of each such document. Copies of the Purchase Agreement and the Warrants are attached hereto as Exhibits 10.1 and 4.1, respectively, and they are incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The Preferred Stock and Warrants to be issued pursuant to the Purchase Agreement will be issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2016, Wayne Sobon, Senior Vice President, General Counsel and Secretary of the Company, informed the Company of his intention to leave his employment with the Company, effective January 31, 2016. As part of the Company's restructuring of its legal function to create a more outsourced model, Mr. Sobon will continue to provide consulting services to the Company on a part-time basis for the near-term. Further, under the new model, ongoing legal responsibilities will be handled generally by the Company’s outside law firms and corporate secretary responsibilities will be assumed by the Company’s chief financial officer.

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

On January 22, 2016, and in connection with the anticipated issuance of the Series C Preferred Stock in the offering, the Company filed a Certificate of Designation to its Amended and Restated Certificate of Incorporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, authorizing and establishing the rights, preferences, and privileges of the Series C Preferred Stock. The summary of the terms of the Certificate of Designation set forth above is qualified in its entirety by reference to the full text of the document. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On January 22, 2016, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders are urged to read the proxy statement when it becomes available, together with all other relevant documents filed with the SEC, because they will contain important information about the proposed transaction. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC's website, http://www.sec.gov, or for free from the Company by contacting the Secretary, Inventergy Global, Inc., 900 E. Hamilton Avenue, Suite #180, Campbell, CA, telephone: (408) 389-3510.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock with respect to the proposed transaction. Information about the Company's directors and executive officers is set forth in the proxy statement for the Company's 2015 Annual Meeting of Stockholders, which was filed with the SEC on July 31, 2015. To the extent holdings of the Company's securities have changed since the amounts contained in the proxy statement for the Company's 2015 Annual Meeting of Stockholders, such changes have been or will be reflected in reports on Schedule 13D or Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction (once available). These documents (when available) may be obtained free of charge from the SEC's website http://www.sec.gov, or from the Company using the contact information above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series C Convertible Preferred Stock
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated January 21, 2016, among the Company and the Investors
99.1	Press release issued on January 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2016

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer